UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 26, 2007 (December 20, 2007)

Commission file number 000-16723

Respironics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1304989
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1010 Murry Ridge Lane	15668-8525
Murrysville, Pennsylvania	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 724-387-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2007, Respironics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Agreement”) with Philips Holding USA Inc., a Delaware corporation (“Philips USA”), and Moonlight Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Philips USA (“Merger Sub”).

Subject to the terms and conditions of the Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share, including the associated common stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement between the Company and Mellon Investor Services LLC, dated as of June 28, 1996, as amended (collectively, the “Shares”), at a price of $66.00 per Share in cash (the “Offer Price”). Upon successful completion of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. In the Merger, each outstanding Share will be converted into the right to receive the Offer Price in cash or such higher amount as may be paid for Shares in the Offer.

If more than a majority, but fewer than 90%, of the outstanding Shares are accepted in the Offer, Merger Sub may elect to conduct a subsequent offering period in order to acquire additional outstanding Shares. In addition, subject to certain conditions and limitations, if more than a majority of the outstanding Shares are purchased in the Offer, the Company has granted Merger Sub an option to purchase from the Company, following the completion of the Offer, a number of additional Shares that, when added to the number of Shares already owned by Philips, Merger Sub and their affiliates, equals more than 90% of the outstanding Shares. If Merger Sub acquires more than 90% of the outstanding Shares, Philips USA will complete the Merger through the “short form” merger procedures available under Delaware law.

Merger Sub’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of at least a majority of the total number of outstanding Shares on a fully diluted basis, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval under Council Regulation (EC) 139/2004 of the European Community, as amended, (3) the absence of an order that restrains, enjoins or otherwise prohibits consummation of the Offer or the Merger or makes the acceptance of Shares pursuant to the Offer illegal, (4) the Agreement not having been terminated by the Company, Merger Sub or Philips in accordance with its terms, (5) the accuracy of the Company’s representations in the Agreement (subject to the materiality standards set forth in the Agreement), (6) compliance in all material respects by the Company with its covenants in the Agreement, and (7) the absence of a continuing declaration of a banking moratorium or suspension of payments in respect of banks in the United States that prevents payment of the Offer Price.

The Agreement contains certain termination rights for both the Company and Philips USA and provides that, if the Agreement is terminated under specified circumstances, the Company may be required to pay Philips USA a termination fee of $175 million and reimburse Philips USA’s expenses in connection with the Agreement up to a maximum amount of $10 million.

The Company has made customary representations, warranties and covenants in the Agreement, including, among others, covenants not to solicit proposals relating to alternative business combination transactions and, subject to certain exceptions, not to enter into discussions concerning or provide information in connection with alternative business combination transactions. Subject to certain exceptions, the Company has also agreed not to withdraw or modify, in a manner adverse to Philips or Merger Sub, the recommendation of the Company’s board of directors regarding acceptance of the Offer.

In connection with the Agreement, Koninklijke Philips Electronics N.V. (“Philips”), the parent company of Philips USA, has executed a guarantee for the benefit of the Company pursuant to which it has agreed to guarantee the full and timely performance by Philips USA and Merger Sub of their respective obligations under the Agreement and to take certain other actions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The foregoing description of the guarantee does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 2.2 to this report and is incorporated in this report by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Philips USA, Merger Sub or the Company. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules provided by the Company to Philips USA and Merger Sub in connection with the signing of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between Philips USA and Merger Sub, on the one hand, and the Company, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Agreement should not be viewed as characterizations of the actual state of facts about Philips USA, Merger Sub or the Company.

Important Information

The Offer has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell Shares. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the Offer when they become available because they will contain important information. The tender offer statement will be filed by Merger Sub with the Securities and Exchange commission (“SEC”) and the solicitation/recommendation statement will be filed by the Company with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Philips, Philips USA, Merger Sub or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials, and the solicitation/recommendation statement and related materials, may be obtained for free by directing such requests to Dorita Pishko, Corporate Secretary of Respironics at 1010 Murry Ridge Lane, Murrysville, PA 15668.

Forward-Looking Statements

This report may contain certain forward-looking statements with respect to the financial condition, results of operations and business of the Company and certain of the plans and objectives of the Company with respect to these items, including without limitation completion of the Offer and Merger. Completion of the Offer and Merger are subject to conditions, including satisfaction of a minimum tender condition, the absence of a material adverse change and the need for regulatory approvals, and there can be no assurance those conditions can be satisfied or that the transactions described in this report will be completed. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On December 20, 2007, the Company approved an Amendment No. 4 to the Rights Agreement to amend the Rights Agreement. The Rights Amendment renders the Rights inapplicable to the Offer and the Merger and the other transactions contemplated by the Agreement, and provides for expiration of the Rights immediately prior to the effective time of the Merger. The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN
                    OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the execution of the Merger Agreement, five of the Company’s executive officers entered into letter agreements relating to the treatment of their existing employment agreements and one other individual entered into a letter agreement relating to the treatment of his change of control agreement. In the event that Philips USA acquires a majority of the outstanding Shares in the Offer, the Company will make lump sum payments to the five executive officers and to the other individual in the amounts set forth below and gross-up payments in respect of any excise taxes under Section 280 of the Internal Revenue Code payable in connection with the Offer if the executive officer or other individual is currently entitled to a gross-up payment under his existing employment agreement or change of control agreement. Following the payments contemplated by the immediately preceding sentence, each executive officer’s and other individual’s current employment or change of control agreement with the Company will terminate. The amounts payable to the Company’s named executive officers pursuant to the letter agreements are as follows: John L. Miclot (President and Chief Executive Officer), $4,694,927 (plus gross-up), Craig Reynolds (Executive Vice President and Chief Operating Officer), $7,874,742 (plus gross-up) and Donald J. Spence (President, Sleep and Home Respiratory Group), $1,491,184 (plus gross-up). The amounts payable to the other two executive officers who are not named executive officers and to the other individual are $1,069,832 (plus gross-up), $1,514,484 (no gross-up) and $435,546 (no gross-up), respectively. The five executive officers and other individual referred to above have also entered into employment agreements with Philips USA that will become effective only upon completion of the Offer and provide for the terms of employment with Philips USA following completion of the Offer.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)

Exhibits to this Form 8-K

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2007, by and among Philips Holding USA Inc., Moonlight Merger Sub, Inc. and
Respironics, Inc.
2.2	Guarantee, dated as of December 20, 2007, by Koninklijke Philips
Electronics N.V.
4.1	Amendment No. 4 to the Rights Agreement,, dated as of December 20,
2007, by and between Respironics, Inc. and Mellon Investor Services
LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.
(Registrant)

Date: December 26, 2007	/s/ Daniel J. Bevevino
Name: Daniel J. Bevevino
Title: Vice President, Chief Financial Officer
and Principal Accounting Officer

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2007, by and among Philips Holding USA Inc., Moonlight Merger Sub, Inc. and
Respironics, Inc.
2.2	Guarantee, dated as of December 20, 2007, by Koninklijke Philips
Electronics N.V.
4.1	Amendment No. 4 to the Rights Agreement, dated as of December 20,
2007, by and between Respironics, Inc. and Mellon Investor Services
LLC